Exhibit 99.1

RenX Enterprises Corp. Reports First Quarter 2026 Results: Logistics Segment Achieves Profitability, Consolidated Revenue Reaches $3.96 Million with 20.5% Quarter-over-Quarter Growth

MIAMI, FL, May 15, 2026 - RenX Enterprises Corp. (NASDAQ: RENX) (“RenX” or the “Company”) today announced financial results for the three months ended March 31, 2026.

First quarter results from RenX’s upgraded Myakka City platform are consistent with the operating model the Company described in its May 11, 2026 letter to stockholders. Key results include: consolidated revenue of $3.96 million, up approximately 20.5% quarter-over-quarter; the Logistics segment generated positive operating income and net income; approximately 44% quarter-over-quarter growth in the sale of materials (compost, engineered soils, and mulch) in the Biomass Recycling segment, and a new land-clearing service line in the Biomass Recycling segment contributed its first revenue in the quarter. With the upgraded platform operational, RenX enters the balance of 2026 positioned to scale throughput, expand its customer base, and advance the Microtec UTM 1200 Turbo Mill toward commissioning in the second half of the year.

“Our first quarter results reflect the investments we have made in newer equipment and integrated operating capacity,” said David Villarreal, Chief Executive Officer of RenX Enterprises. “Zimmer Equipment’s profitability demonstrates strong demand for our logistics services, and the materials production momentum at Resource Group US gives us confidence as we head into the spring and summer demand cycle and into Microtec commissioning.”

First Quarter 2026 Highlights

●	Consolidated revenue of $3.96 million, approximately 20.5% growth quarter-over-quarter from $3.28 million in Q4 2025.

●	First full quarter of integrated operations on the upgraded Myakka City processing platform. Equipment brought in-house since late 2025, including the Komptech XL3 trommel, Diamond Z horizontal grinder, and Komptech Crambo shredder, was operating together for the first full quarter.

●	Logistics segment generated positive operating income and net income with 18.7% revenue growth quarter-over-quarter.

●	Sales of materials in the Biomass Recycling segment comprised of sales of compost, engineered soils and mulch, grew approximately 44% quarter-over-quarter.

●	Customer base at the Logistics segment has continued to expand. As referenced in the May 11, 2026 letter to stockholders, the segment has entered into or renewed a number of contracts with leading counterparties, and while these arrangements do not require minimum purchase amounts, they position the segment well for future periods. For example, the segment renewed its service agreement through 2028 with one of the largest waste management companies in North America (a counterparty that contributed more than $3 million of segment revenue in 2025, on terms that include CPI escalators and a fuel surcharge), and added a Tampa green waste contract, a Sarasota commercial disposal agreement, and a new Florida hauling contract.

Operational Highlights

●	First quarter of operations on the upgraded Myakka City processing platform. The Komptech XL3 trommel screener with automated three-stacker conveyor system, deployed in March, operated alongside the Diamond Z horizontal grinder and Komptech Crambo shredder previously brought in-house. The integrated processing circuit supported the introduction of the new land-clearing service line and the continued ramp of the Company’s bulk materials production.

●	Zimmer Equipment Inc. capitalized on contracted hauling activity and delivered positive bottom-line results. Higher utilization across contracted hauling agreements, together with disciplined cost management, drove a 190 basis-point expansion in segment gross margin versus the fourth quarter of 2025 and produced positive operating income for the quarter.

●	Microtec UTM 1200 Turbo Mill on track for second-half 2026 commissioning. Microtec commissioning remains an important catalyst for the Company in 2026, with meaningful engineering and integration progress continuing alongside vendors and the Company’s turnkey integration partner.

Looking Forward

RenX is focused on three priorities for the balance of 2026. First, building on Logistics segment operating leverage by continuing to grow utilization and margin on contracted activity. Second, scaling the Biomass Recycling segment as sales of materials and the newly introduced service lines enter the spring and summer demand cycle. Third, advancing the Microtec UTM 1200 Turbo Mill through commissioning in the second half of the year, which the Company believes will allow it to begin producing and selling locally produced engineered substrate and meaningfully expand the Biomass Recycling product mix. As previously announced, the Company will continue to work with its advisor Robert Jacobson on prospective offtaker meetings for the engineered substrate as the Microtec commissioning advances. Together, these priorities are intended to compound the segment-level operating progress demonstrated in the first quarter.

Segment-Level EBITDA and Adjusted EBITDA Reconciliation (Non-GAAP)

The following table presents EBITDA and Adjusted EBITDA for each of the Company’s Biomass Recycling and Logistics segments for the three months ended March 31, 2026, reconciled to net income(loss.) of the applicable segment. EBITDA and Adjusted EBITDA for each of the Company’s Biomass Recycling and Logistics segments are non-GAAP measures.

Description ($000s)	Biomass Recycling	Logistics
Net income (loss)	$(1,070)	$36
Add: Interest expense	$455	$59
Add: Depreciation	$289	$264
Add: Amortization	$0	$0
Subsidiary EBITDA	$(325)	$360
Add: Loss on sale of equipment	$80	$0
Subsidiary Adjusted EBITDA	$(245)	$360

Consolidated Adjusted EBITDA Reconciliation (Non-GAAP)

The following table reconciles consolidated net loss to consolidated Adjusted EBITDA for the three months ended March 31, 2026. Adjusted EBITDA is a non-GAAP measure. Net loss is the most directly comparable GAAP measure. The complete condensed consolidated financial statements are included in the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2026.

Description	Amount ($000s)
Net loss	$(9,329)
Add: Interest expense	$1,332
Add: Depreciation	$554
Add: Amortization	$251
EBITDA	$(7,193)
Add: Change in fair value of derivative liability and loss on settlement of derivative liability	$5,150
Add: Loss on sale of equipment	$80
Add: Issuance of stock for services	$120
Add: One-time expenses	$258
Adjusted EBITDA	$(1,585)

Non-GAAP Financial Measures

This earnings release includes certain financial measures that are not prepared in accordance with generally accepted accounting principles (GAAP). These non-GAAP financial measures are performance measures that are not defined under GAAP and should be considered in addition to, and not as a substitute for, the most directly comparable GAAP measures. They may also not be comparable to similarly titled measures reported by other companies. Management believes that presenting these non-GAAP financial measures provides useful supplemental information that facilitates comparison of the Company’s operating results and trends and offers transparency into how management evaluates the business. Management uses these measures in making financial, operating, and planning decisions and in evaluating the Company’s performance. Excluding items that management does not consider reflective of ongoing operating results improves the comparability of year-over-year results and helps investors better understand the Company’s underlying performance. These adjustments may include items such as stock-based compensation, acquisition expenses, non-recurring expenses and other items that management believes are not related to the Company’s ongoing performance.

About RenX Enterprises Corp.

RenX Enterprises Corp. is a technology-driven environmental processing and sustainable materials company focused on producing value-added compost, engineered soils, and specialty growing media for agricultural, commercial, and consumer end markets. The Company’s platform is designed to be differentiated by its use of advanced milling and material-processing technology, including a planned deployment of a licensed Microtec system, to precisely size, refine, and condition organic inputs into consistent, high-performance soil substrates. This technology-enabled approach allows RenX to move beyond traditional waste-to-value operations and manufacture engineered growing media with repeatable quality and defined specifications.

RenX’s core operations are anchored by a permitted 80+ acre organics processing facility in Myakka City, Florida. At this facility, the Company integrates organics processing, advanced milling, blending, and in-house logistics to support the localized production of proprietary soil substrates and potting media. The Company believes that by optimizing products for regional feedstocks and customer requirements, it can shorten supply chains, enhance quality control, and improve unit economics while serving higher-value end markets. The Company also owns a portfolio of legacy real estate assets, which it intends to monetize to fund its core technology-driven environmental processing platform.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact may be deemed forward-looking, including statements regarding the Company heading into the balance of 2026 being positioned to scale throughput, expand the customer base, and bring the Microtec UTM 1200 Turbo Mill toward commissioning in the second half of the year; being focused on three priorities for the balance of 2026; building on Logistics segment operating leverage by continuing to grow utilization and margin on contracted activity; scaling the Biomass Recycling segment as sales of materials and the newly introduced service lines enter the spring and summer demand cycle; the Microtec commissioning allowing the Company to begin producing and selling locally produced engineered substrate and meaningfully expand the Biomass Recycling product mix; continuing to work with Mr. Jacobson on prospective offtaker meetings for the engineered substrate as the Microtec commissioning advances; the Company’s priorities compounding the segment-level operating progress demonstrated in the first quarter; moving beyond traditional waste-to-value operations and manufacturing engineered growing media with repeatable quality and defined specifications; and monetizing the Company’s portfolio of legacy real estate assets to fund its core platform. Forward-looking statements are based on assumptions and analyses made by management in light of historical experience, current conditions, and expected future developments. Important factors that could cause actual results to differ materially from current expectations include the Company’s ability to scale throughput, expand its customer book, and deploy and commission the Microtec UTM 1200 on the timeline anticipated; the Company’s ability to maintain adequate liquidity and working capital; the Company’s ability to maintain its Nasdaq listing; the Company’s reliance on third-party technologies, partners, and customers; the availability and cost of feedstock and other inputs; market acceptance of engineered growing media and bulk materials products; general economic and market conditions, including those resulting from geopolitical events; and other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, its Quarterly Report on Form 10-Q for the three months ended March 31, 2026, and other filings with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update any forward-looking statements except as required by law.

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